Exhibit 99.1

Company Contact:	Investor Contact:	New Mountain Contact:
Nicole Collins	Sharon Merrill Associates	Dana Gorman
(978) 656-3594	(617) 542-5300	Abernathy MacGregor
NCollins@trcsolutions.com	trr@investorrelations.com	(212) 371-5999
dtg@abmac.com

TRC Completes Merger With Affiliates of New Mountain Capital

LOWELL, Mass., June 21, 2017 —  TRC Companies, Inc. (NYSE: TRR) (“TRC”), a recognized leader in engineering, environmental consulting and construction-management services, today announced it has completed the previously announced merger with affiliates of New Mountain Partners IV, L.P. (“NMC”), an investment fund managed by New Mountain Capital, L.L.C. As a result of the transaction, NMC acquired TRC for $17.55 per share in cash. TRC shares will be delisted from the NYSE and will no longer be publicly traded.

“The completion of this transaction marks the beginning of a new chapter for TRC and is an important step in executing on our long-term growth strategy,” said TRC Chairman and Chief Executive Officer Chris Vincze. “There is an immense need for creative thinking to help solve some of the world’s toughest infrastructure and energy challenges and, with NMC’s partnership, TRC is well-positioned to do just that. NMC’s financial strength and strategic relationships will help us strengthen our commitment to our clients, increase professional opportunities for our staff and accelerate our culture of innovation—all with the intent of building a more valuable company.”

Houlihan Lokey Capital, Inc. acted as financial advisor to TRC and Covington & Burling LLP acted as legal advisor to TRC.

Barclays Capital Inc. and UBS Securities LLC acted as M&A advisors to NMC and Kirkland & Ellis LLP acted as legal advisor to NMC. NMC also received M&A and industry advice from EFCG (Environmental Financial Consulting Group).

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC (www.TRCsolutions.com) is a national engineering, environmental consulting and construction management firm that provides integrated services to the power, environmental, infrastructure and oil and gas markets. TRC serves a broad range of commercial, industrial and government clients, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. Follow us on Twitter at @TRC_Companies and on LinkedIn.

About New Mountain Capital

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, public equity and credit funds with approximately $15 billion in aggregate capital commitments. New Mountain Capital seeks out what it believes to be the highest-quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit www.newmountaincapital.com.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the business combination among certain affiliates of NMC and TRC, including statements regarding the benefits of the transaction.  Readers can generally identify these statements by forward-looking words such as “will,” “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. Readers should consider statements that contain these words carefully because they discuss TRC’s future expectations or state other “forward-looking” information. There may be events in the future that TRC is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, (i) the effect of the transaction on TRC’s business relationships, operating results, and business generally, (ii) risks that the transaction disrupt current plans and operations of TRC and potential difficulties in TRC’s employee retention as a result of the transaction,  and (iii) the ability of NMC to implement its plans, forecasts, and other expectations with respect to TRC’s business and realize additional opportunities for growth and innovation. In addition, please refer to TRC’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and TRC assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.